Exhibit 5.1

Van Campen & Partners N.V.

Advocaten, Notarissen en

Belastingadviseurs

J.J. Viottastraat 52

1071 JT Amsterdam

The Netherlands

Tel: +31 20 760 16 00

Email: info@vancampenpartners.com

www.vancampenpartners.com

Mobileye N.V.
Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 9777513
ISRAEL

August 25, 2015

Ladies and Gentlemen:

We have acted as special counsel to Mobileye N.V., a Dutch limited liability company (naamloze vennootschap) (the “Company”), with respect to certain matters of Netherlands law in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (A) ordinary shares of the Company, EUR 0.01 par value per share ( “Ordinary Shares”) and (B) debt securities in one or more series (“Debt Securities”) and (ii) the offer and sale by certain selling shareholders from time to time, pursuant to Rule 415 under the Securities Act, of Ordinary Shares. The Debt Securities are to be issued from time to time pursuant to one or more indentures that the Company will enter into with a national banking association or other eligible party named therein, as trustee, as amended or supplemented (each, an “Indenture”). The Ordinary Shares and Debt Securities are collectively referred to herein as the “Securities.”

We also have advised as to certain matters of Dutch law in connection with the preparation of the prospectus (the “Prospectus”) contained in the registration statement on Form F-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act, to which this opinion is an exhibit. We understand that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus contained therein; (ii) the form of senior indenture (the "Form of Indenture") filed as an exhibit to the Registration Statement; (iii) the articles of association (statuten) of the Company as deposited with the Trade Register of the Chamber of Commerce of The Netherlands (the “Trade Register”) (the “Articles”); (iv) customary telephone checks made on the date hereof with the Trade Register and the bankruptcy clerk’s office (faillissementsgriffie) of the court (rechtbank) of Amsterdam; (v) an excerpt, dated June 30, 2015, of the registration of the Company with the Trade Register (the “Excerpt”); (vi) the deed of incorporation (akte van oprichting) of the Company, dated September 4, 2001 (the “Deed of Incorporation”); (vii) certain (draft) corporate resolutions, notarial deeds of issuance, extracts from the Company’s shareholders register, officer’s certificates, powers of attorney and other documents relating to the issuances by the Company of those Ordinary Shares which are presently outstanding, and of certain other shares of the Company which have been converted into Ordinary Shares which are presently outstanding (the “Prior Share Issuance Documents”); and (viii) such certificates, statutes and other instruments and

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500 documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of Dutch law as we considered appropriate. We have not independently verified any factual matters.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vi) the applicable Indenture and any related supplemental indenture relating to any Debt Securities will be duly authorized, executed and delivered by the parties thereto, in the case of any Indenture substantially in the form of the Form of Indenture reviewed by us, and such Debt Securities will have been validly authorized for issuance, executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee or the Authenticating Agent (as such terms are defined in the Form of Indenture); (vii) each person signing the applicable Indenture and any related supplemental indenture will have the legal capacity and authority to do so; (viii) under all applicable laws, other than the laws of The Netherlands: (a) the applicable Indenture and any related supplemental indenture relating to any Debt Security and each form of Debt Security will constitute the valid, legal and binding obligations of each party thereto; and (b) the choice of the laws of the State of New York as the governing law of any Debt Security and the applicable Indenture and any related supplemental indenture is a valid and binding selection; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s articles of association, in relation to any Ordinary Shares issued pursuant to the Prospectus and any Prospectus Supplement (including any Ordinary Shares issuable upon conversion of Debt Securities); there will be sufficient Ordinary Shares authorized under the Company’s articles of association, and not otherwise issued or reserved for issuance, to permit such issuance of Ordinary Shares; the issuance of the relevant Ordinary Shares, or of Debt Securities convertible into Ordinary Shares, and the exclusion of pre-emptive rights with respect to such issuance, will be duly approved by the Board of Directors of the Company; and the purchase price for the relevant Ordinary Shares payable to the Company or, if such Ordinary Shares are issuable on the conversion of a Debt Security, the consideration payable to the Company for such conversion, will not be less than the par value of such Ordinary Shares; (xi) any Ordinary Shares issuable upon conversion of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion; (xii) the Articles are the articles of association (statuten) of the Company as presently in force; (xiii) the present power of the Board of Directors to issue shares, and to grant options, warrants or other rights to acquire shares from the Company, and to exclude pre-emptive rights with respect to such issuance of shares or grant of options, warrants or other rights to acquire shares from the Company, pursuant to a resolution of the general meeting of shareholders adopted July 9, 2014 (the “Resolution”), will continue in force upon the same terms as set forth in the Resolution at all relevant times in the future; (xiv) that the Resolution (and any subsequent shareholders’ resolution to the same effect) was (or, in the case of subsequent resolutions, will be) duly adopted at a general meeting of shareholders of the Company convened and held in accordance with all applicable requirements of Dutch law and the articles of association of the Company; (xv) that the Securities will not be offered to any person except in accordance with any provisions of the Dutch Financial

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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Supervision Act (Wet op het financieel toezicht) permitting the Securities to be offered without the preparation or filing of any prospectus with the Dutch Authority on Financial Markets (Stichting Autoriteit Financiële Markten) pursuant to the Dutch Financial Supervision Act; (xvi) that the information set forth in the Excerpt is true and correct as of the date hereof; (xvii) that with respect to all issuances of shares referred to in the Prior Share Issuance Documents, either (A) cash has been paid to the Company in the amount specified in the relevant corporate resolution for issuance of shares (the “consideration amount”), (B) a valid receivable in an amount at least equal to the consideration amount has been set off in consideration for the issuance of such shares or (C) property has been contributed to the Company having a value at the time of contribution at least equal to the consideration amount; (xviii) that all resolutions of the general meeting of shareholders of the Company included in the Prior Share Issuance Documents were duly adopted at a meeting convened and held in accordance with Dutch law and the then applicable provisions of the Company’s articles of association; (xix) the due compliance of the issuance, offering and sale of the Securities with all relevant legal requirements of all jurisdictions other than The Netherlands; (xx) that the Deed of Incorporation is a notarial deed (authentieke akte), that the contents thereof are correct and complete and that there are no defects in the incorporation of the Company, not appearing on the face of the Deed of Incorporation, on the basis of which a court might dissolve the Company; and (xxi) that any zero coupon Debt Securities issued in bearer form will be physically issued outside The Netherlands and will not be distributed in The Netherlands in the course of primary trading or immediately thereafter.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.          With respect to the Ordinary Shares (including any Ordinary Shares issuable upon conversion of Debt Securities, but excluding any Ordinary Shares to be offered and sold by selling shareholders (“Selling Shareholder Shares”)), when (i) the Company has taken all necessary action to approve the issuance of such Ordinary Shares (or of Debt Securities convertible into such Ordinary Shares), the terms of the offering of such Ordinary Shares (or of Debt Securities convertible into such Ordinary Shares) and related matters and (ii) such Ordinary Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company (or, in the case of Ordinary Shares issuable upon conversion of Debt Securities, in accordance with the terms of the applicable Indenture and any related supplemental indenture) (each a “Relevant Agreement”), then upon payment of the consideration therefor provided for in the applicable Relevant Agreement, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.          With respect to any Selling Shareholder Shares which may be offered and sold pursuant to any Prospectus Supplement, any such Selling Shareholder Shares which are issued and outstanding as of the date of this opinion have been duly authorized and are validly issued, fully paid and non-assessable.

3.          With respect to the Debt Securities, when (i) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities in the form set forth in, and pursuant to the terms of, the applicable Indenture and any related supplemental indenture, (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any related supplemental indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) such

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any related supplemental indenture and issued and sold as contemplated in the Prospectus and the applicable Prospectus Supplement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, then such Debt Securities will, insofar as the laws of The Netherlands are concerned, and based on the validity of the choice of the laws of the State of New York as the governing law with respect to the Debt Securities, (x) be duly authorized, executed and delivered by the Company, (y) constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (z) assuming due entitlement under the laws of the State of New York of such Debt Securities to the benefits of the applicable Indenture and any related supplemental indenture, be duly entitled to the benefits of such Indenture and any related supplemental indenture.

Our opinion in paragraph 3 above is subject to the following qualifications: (A) Our opinion is subject to and limited by the provisions of any applicable bankruptcy, insolvency, moratorium of payments and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time in effect (including the doctrine of voidable preference (actio pauliana) within the meaning of Article 3:45 of the Dutch Civil Code and/or Article 42 et seq. of the Dutch Bankruptcy Code and any emergency measures that may be taken under the Dutch Financial Relations Emergency Act). (B) Any provision of the applicable Indenture or any related supplemental indenture providing that a party thereto is not liable for, or is entitled to indemnification for, such party’s own intentional misconduct or gross negligence is in conflict with the public policy of The Netherlands and may not be enforceable in The Netherlands. (C) When applying the choice by the Company of the laws of the State of New York as the law governing the Debt Securities, any applicable Indenture or any related supplemental indenture, the courts of competent jurisdiction of The Netherlands, if any, by virtue of the EU Council Regulation on the Law Applicable to Contractual Obligations of 17 June 2008 (EC No. 593/2008) (Rome I): may give effect to the mandatory rules of law of another country within the scope of which the situation falls, if and insofar as, under the law of the latter country, those rules must be applied whatever the chosen law; will apply the laws of The Netherlands in a situation where under Dutch law application of such laws is mandatory; shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance; and may disregard the application of a provision of the chosen law where such application would be manifestly incompatible with public policy of The Netherlands. (D) It is uncertain whether the trusts, in which the Company would be trustee, purported to be created by the provisions of any applicable Indenture or any related supplemental indenture corresponding or similar to Sections 1003 and 1105 of the Form of Indenture, would be enforceable under Dutch law. (E) We express no opinion concerning the enforceability in proceedings before the Dutch courts of the provisions of any applicable Indenture or any related supplemental indenture corresponding or similar to Sections 514 and 613 of the Form of Indenture. (F) We express no opinion concerning the validity or enforceability of any provisions of any applicable Indenture or any related supplemental indenture that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under Dutch law.

This opinion:

(a)	speaks as of the date stated above; and

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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(b)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We express no opinion on any laws other than the law of The Netherlands as it stands and has been interpreted in printed case law of the courts of The Netherlands as of the date of this opinion. In particular, without limiting the generality of the foregoing we express no opinion concerning whether or under what circumstances or with what result a court or arbitrator sitting outside The Netherlands would or might apply Dutch law.

We hereby consent to the references to this firm under the caption “Validity of the Securities” in the Prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

[Signature page to follow]

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500

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Very truly yours,

Van Campen & Partners N.V.		Van Campen & Partners N.V.

By:	/s/ Marc J.L. van Campen	By:	/s/ Nicole C. van Smaalen
	Marc J.L. van Campen, Director		Nicole C. van Smaalen, Director

Van Campen & Partners N.V. has its statutory seat at Amsterdam, The Netherlands, and is registered at the Trade Register (Handelsregister) under number 54033500